Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Daniel C. Ustian, Andrew J. Cederoth and Steven K. Covey and each of them acting individually, true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to execute, deliver and file, for and on such person’s behalf, and in such person’s name and capacity or capacities as stated below, any amendment (including Post-Effective Amendments filed herewith) to the Registration Statements listed herein above, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he/she might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Daniel C. Ustian	Chairman, President and	October 1, 2009
Daniel C. Ustian	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Andrew J. Cederoth	Executive Vice President and Chief	October 1, 2009
Andrew J. Cederoth	Financial Officer (Principal Financial Officer)

/s/ John P. Waldron	Vice President and Controller	October 1, 2009
John P. Waldron	(Principal Accounting Officer)

/s/ Eugenio Clariond	Director	October 1, 2009
Eugenio Clariond

/s/ John D. Correnti	Director	October 1, 2009
John D. Correnti

/s/ Diane H. Gulyas	Director	October 1, 2009
Diane H. Gulyas

/s/ Michael N. Hammes	Director	October 1, 2009
Michael N. Hammes

/s/ James H. Keyes	Director	October 1, 2009
James H. Keyes

/s/ David D. Harrison	Director	October 1, 2009
David D. Harrison

/s/ Steven J. Klinger	Director	October 1, 2009
Steven J. Klinger

/s/ Dennis D. Williams	Director	October 1, 2009
Dennis D. Williams

/s/ William H. Osborne	Director	October 1, 2009
William H. Osborne